UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2008

SKRM Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24370	33-0611748
(Commission File No.)	(IRS Employer Identification No.)

14553 South 790 West
Bluffdale, Utah 84065
(866) 922-9533
(Address and telephone number of principal executive offices and place of business)

____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

ABOUT SECTOR 10

Sector 10 seeks to become a leading provider of pre-deployed emergency life response equipment across a number of major metropolitan areas located in the United States. The core focus of Sector 10 is on developing and marketing first response solutions, utilizing two lines of patented products, Mobile Response Units (“MRU”) and Stationary Response Units (“SRU”). Sector 10 intends to position its product offerings to market and address the city-centric emergency needs of larger metropolitan areas with the Pericles LogiX System. The Pericles LogiX System is a structured and integrated emergency solution designed to pre-deploy emergency and disaster response equipment in multi-story residential and commercial buildings. Sector 10 is the exclusive provider of the Pericles LogiX System in the United States. Sector 10 also offers the SRU and MRU product lines, which are designed to provide emergency safety services in large metropolitan areas. Sector 10 has completed development and production of the initial MRU product, has commenced test marketing and sales of the units.

SECTOR 10 PRODUCTS/SERVICES

Sector 10’s core focus is on first response solutions, utilizing its MRU and SRU products. Sector 10 believes both product lines represent significant advances in emergency response systems and evacuation aids. In addition to marketing and sale of the MRU and SRU products, Sector 10 intends to provide replenishment & maintenance, services customer service and education and training services to purchasers of the MRU and SRU products. In an effort to expand its marketing and sales efforts, Sector 10 proposes to increase product sales by facilitating financial arrangements through private or municipal financing sources.

Major markets identified by Sector 10 include Multi-Story Buildings, Construction/Industrial Sites, Schools, Hospitals and Hazmat/Decontamination First Responder Teams

The multi-story building market is the initial target market for Sector 10. Sector 10 intends to focus the promotion of MRU and SRU products to multi-story building owners, managers and tenants. In particular, Sector 10 intends to target the top 20 building managers in the UNITED States. Sector 10 believes there are over 6 million buildings in the United States, of which approximately 943,000 are over 7 stories and 400,000 are skyscrapers. Sector 10 believes the large number of multi-story buildings in the United States creates an attractive marketing opportunity.

SECTOR 10 COMPETITION

Sector 10 is not aware of any direct competition for the MRU product line. Sector 10 has not identified any enterprise currently manufacturing or marketing a pre-packaged, pre-deployable emergency response unit. Within the market Sector 10 has identified above, Sector 10 intends to provide a new channel of distribution in the emergency response market. The distributors of the thousands of existing medical safety and communications products are potential customers of Sector 10 because the MRU is a new way to communicate, store, deliver, deploy and stage emergency relief and products. Those who specialize in safety and emergency products are typically a division or subsidiary of a larger organization.

FORWARD LOOKNG STATEMENTS

In addition to historical information, this Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated terms and conditions of a transaction which the Company has not consummated, which is subject to unfulfilled conditions and which may never be consummated. Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements. All forward-looking statements included in this Report are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation and does not intend to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: the ability of the Company, Sector 10 Services, Sector 10 Holdings and the DeAvila Institute to reach agreement on the terms and conditions of the proposed transactions, the willingness of third parties, whose actions are beyond the control of the Company to facilitate the proposed transaction, potential regulatory scrutiny, the Company’s failure to accurately forecast the response of the Company’s shareholders to the proposed transaction and the challenges of competing successfully in a highly-competitive and rapidly-changing industry. Other factors that may cause actual results to vary from the Company’s expectations include developments associated with fluctuations in the economy and the demand for the products and services of the Company and Sector 10 Services; the Company’s limited financial resources (even if the proposed transaction is consummated); the Company’s ability to obtain capital necessary to pursue its proposed plan of operations; variations in market and economic conditions; the degree and nature of competition; the ability of the Company and Sector 10 Services to expand their product and service offerings to new and existing markets; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including the risk factors set forth in the Company’s most recently filed Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB. All forward-looking statements are qualified in their entirety by this cautionary statement.

Section 5 -- Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of March 21, 2008, the following have resigned as executive officers and directors of the Company:

Cristy A. DeAvila     Secretary / Treasurer / Director

Ms. DeAvila has stated in her respective resignation letter that her resignation does not in any way imply or infer that there is any dispute or disagreement between such individual and the Company relating to the Company’s operations, policies or practices.

 Ms. DeAvila has been provided a copy of the disclosure set forth in this Report, no less that the day the Company is filing this Report with the Commission. Ms. DeAvila will be given an opportunity to furnish the Company with a letter or response that he or she agrees with the statements made by the Company in this Section 5.02, and if not, stating the respects in which he or she does not agree.

The following individuals have been appointed as directors of the Company, effective as of March 24, 2008, to the positions indicated:

Name	Age	Position
Laurence A. Madison	52	Chief Financial Officer / Secretary / Treasurer / Director

Laurence A. Madison, Chief Financial Officer / Secretary/Treasurer and Director

Madison has more than 30 years experience in public accounting, tax and financial consulting. He has experience as CFO in both public and private companies. Madison brings Sector 10 experience and expertise in Sarbanes-Oxley compliance and corporate governance. He comes to Sector 10 from the Chicago office of the international accounting and management consulting firm Grant Thornton where he served in the tax quality assurance department. Prior to joining Grant Thornton, Madison worked with a large National Internal Audit Consulting Firm where he was responsible for reviewing financial processes and controls for large multi-national public companies to ensure compliance under Sarbanes- Oxley. Madison worked for 12 years in Big Four accounting firms and for 15 years running his own financial consulting firm where he specialized in providing CFO, tax and financial consulting services to private companies and assisted in raising capitol for growth companies. Madison is licensed in Illinois as a Certified Public Accountant. He has a Bachelors of Accounting from Purdue University and a Master of Science in Taxation from DePaul University.

Mr. Madison was hired as CFO for Sector 10 Holdings and was appointed CFO of SKRM Interactive (SKRM) effective on March 24, 2008. His compensation for SKRM Interactive is $80,000 per year plus bonus based on performance and sales. Currently, there are no formal stock plans or other compensation programs at SKRM. As the Company develops and implements its sales programs, future compensation plans including bonus programs are expected to be submitted to the board for review and approval.

Section 8 – Other Information

Item 8.01  Change of Name

On March 10, 2008, holders of more than a majority of the outstanding shares of common stock, $0.001 par value (the "Common Stock"), of the Company (the "Majority Stockholders"), acting by written consent in lieu of a meeting, approved an amendment (the “Amendment”) to the Certificate of Incorporation of the Company, pursuant to which the Company's name will change to "Sector 10, Inc." (the "Name Change"). The Information Statement was first mailed to the Company's stockholders on or about March 15, 2008. Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission under the Exchange Act, the Amendment and the Name Change will not become effective until at least 20 days following the date this Information Statement was sent to our stockholders. References in this Information Statement to “Company,” “we,” “us,” or “our” are references to SKRM Interactive, Inc. After the name change is effective, the Company will seek a new trading symbol to better reflect the new name.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements - None

(b)	Pro forma financial information – None

(c)	Exhibits – Resignation letter – Cristy A. DeAvila

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 25, 2008

SKRM Interactive Inc.

By:	Pericles DeAvila
Pericles DeAvila, President